                                                                   Exhibit 99.1

                             CARNIVAL CORPORATION
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
           SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 14, 2003

The undersigned shareholders of Carnival Corporation hereby revoke all prior proxies and appoint Micky Arison and Arnaldo Perez, and each of them, proxies and attorneys in fact, each with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of common stock of Carnival Corporation which the undersigned is entitled to vote at the special meeting of shareholders to be held on April 14, 2003 or any postponement or adjournment of the special meeting.

Please mark your vote as indicated in this example: [X]

A vote "FOR" Proposals 1, 2, 3, 4, 5 and 6 is recommended by the Board of Directors.

1. Approval of the Offer and Implementation Agreement, dated as of January 8, 2003, between Carnival Corporation and P&O Princess Cruises plc, and the transactions contemplated by that agreement.

Proposals 1 and 2 are conditioned upon each other and neither will be effected unless both are approved by our shareholders. In addition, neither Proposal 1 nor 2 will be effected unless the DLC transaction is approved by the shareholders of P&O Princess Cruises plc.

FOR         AGAINST               ABSTAIN

[  ]             [  ]                    [  ]

2. Approval of amendments to Carnival Corporation's Articles of Incorporation and By-laws in connection with the transactions contemplated by the Offer and Implementation Agreement (as reflected in the proposed Third Amended and Restated Articles of Incorporation and Amended and Restated By-laws, other than amendments covered by Proposals 3, 4, 5 and 6), including the issuance of a Certificate of Amendment by the President and Secretary of Carnival Corporation as required by Panamanian law.

Proposals 1 and 2 are conditioned upon each other and neither will be effected unless both are approved by our shareholders. In addition, neither Proposal 1 nor 2 will be effected unless the DLC transaction is approved by the shareholders of P&O Princess Cruises plc.

FOR         AGAINST               ABSTAIN

[  ]             [  ]                    [  ]

3. Approval of an amendment to the Articles of Incorporation of Carnival Corporation to increase the number of shares of common stock that Carnival Corporation has the authority to issue by 999,999,998 shares, including the issuance of a Certificate of Amendment by the President and Secretary of Carnival Corporation as required by Panamanian law.

FOR         AGAINST               ABSTAIN

[  ]             [  ]                    [  ]

Proposal 3 is conditioned upon the approval of Proposals 1 and 2 by our shareholders. Proposal 3 will not be effected unless Proposals 1 and 2 are approved by our shareholders, and the DLC transaction is approved by the shareholders of P&O Princess Cruises plc.

4. Approval of an amendment to the Articles of Incorporation of Carnival Corporation to reduce the quorum requirement for meetings of the board of directors of Carnival Corporation from a majority, to one-third, of the total number of directors, including the issuance of a Certificate of Amendment by the President and Secretary of Carnival Corporation as required by Panamanian law.

FOR         AGAINST               ABSTAIN

[  ]             [  ]                    [  ]
Proposal 4 is conditioned upon the approval of Proposals 1 and 2 by our shareholders. Proposal 4 will not be effected unless Proposals 1 and 2 are approved by our shareholders, and the DLC transaction is approved by the shareholders of P&O Princess Cruises plc.

5. Approval of an amendment to the By-Laws of Carnival Corporation to reduce the quorum requirement for meetings of the shareholders of Carnival Corporation from a majority, to one-third, of the total number of shares entitled to be cast.

FOR         AGAINST               ABSTAIN

[  ]             [  ]                    [  ]

Proposal 5 is conditioned upon the approval of Proposals 1 and 2 by our shareholders. Proposal 5 will not be effected unless Proposals 1 and 2 are approved by our shareholders, and the DLC transaction is approved by the shareholders of P&O Princess Cruises plc.

6. Approval of an amendment to the By-Laws of Carnival Corporation to remove the ability of shareholders to act by written consent.

FOR         AGAINST               ABSTAIN

[  ]             [  ]                    [  ]

Proposal 6 is conditioned upon the approval of Proposals 1 and 2 by our shareholders. Proposal 6 will not be effected unless Proposals 1 and 2 are approved by our shareholders, and the DLC transaction is approved by the shareholders of P&O Princess Cruises plc.

7. In their discretion, the proxies are authorized to vote upon such other business as may come before the special meeting, or any adjournment(s) thereof.

I will be attending the special meeting [  ]. Print name below.

--------

PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE SPECIAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK OWNERSHIP TO ATTEND.

The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR all of the Proposals.

                                      Dated: ____________, 2003
                                      Signature ________________________
                                      Signature ________________________
                                      (Please sign exactly as name appears to
                                        the left.)
                                      PLEASE MARK, SIGN, DATE AND RETURN
                                      THE PROXY CARD PROMPTLY USING THE
                                      ENCLOSED ENVELOPE.